Exhibit 10.5
ZILA, INC.
RESTRICTED STOCK AGREEMENT
     This Restricted Stock Agreement (“Agreement”) is between Zila, Inc. (“Company”), and                      (“Grantee”), as of the ___ day of                     , 200___ (“Date of Grant”).
RECITALS
     A. The Company has adopted the Zila, Inc. Stock Award Plan (“Plan”) to provide incentives to attract and retain those individuals whose services are considered unusually valuable by providing them an opportunity to own stock in the Company.
     B. The Company believes that entering into this Agreement with the Grantee is consistent with those purposes. Any capitalized term not defined in this Agreement will have the meaning as set forth in the Plan.
     NOW, THEREFORE, the Company and Grantee agree as follows:
AGREEMENT
     1. GRANT OF RESTRICTED SHARES. Subject to the terms of this Agreement and the Plan, the Company grants to Grantee                      shares (“Restricted Shares”) of the Company’s common stock (“Stock”). The delivery of any document evidencing the Restricted Shares is subject to the provisions of Section 11 of the Plan.
     2. RIGHTS OF GRANTEE. Subject to the provisions of this Agreement and the Plan, as of the Date of Grant, Grantee shall be a stockholder with respect to all of such Restricted Shares and shall have all of the rights of a stockholder in the Company with respect to the Restricted Shares.
     3. RESTRICTIONS ON RESTRICTED SHARES.
          A. Limitations on Transfer. Grantee agrees to not sell, transfer, pledge, exchange, hypothecate, grant any security interest in, or otherwise dispose of, any Restricted Shares before the date on which the restrictions lapse under Section 4.A., or enter into any agreement or make any commitment to do so. Any attempted sale, transfer, pledge, exchange, hypothecation or disposition of the Restricted Shares shall be null and void, and the Company shall not recognize or give effect to such transaction on its books and records (including the books and records of the Company’s transfer agent) or recognize the person or persons to whom such sale, transfer, pledge, exchange, hypothecation or disposition has been made as the legal or beneficial owner of the Restricted Shares.
          B. Permitted Transfers. Notwithstanding 3.A., or any other provision of this Agreement, Grantee may, upon the approval of the Committee, assign and transfer some or all of the Restricted Shares as provided in Section 11(b) of the Plan, provided the transferee remains subject to the restrictions and limitations in Section 3.A.
     4. LAPSE OF RESTRICTIONS.
          A. Schedule. Subject to the other conditions in this Agreement, the restrictions on the Stock set forth in Section 3 will lapse under the following schedule:
          [INSERT SCHEDULE HERE]
          Notwithstanding the above, (i) the restrictions on the Stock shall lapse upon the events specified in Section 10 of the Plan, and (ii) if the Grantee’s service is terminated for any reason (whether with or without cause) the Grantee will be required to transfer all shares of Stock (that remain subject to restrictions under Section 3) back to the Company for no consideration.
          B. Condition That Must be Satisfied Before Restrictions Lapse. Except as set forth in Section 4.A above, the restrictions on the Stock will not lapse unless the Grantee remains in the service of the Company (or a Subsidiary) as of the date the restrictions lapse in accordance with the above schedule.
          C. Issuance of Certificates. The Company shall only be required to issue stock certificates representing those Restricted Shares on which restrictions have lapsed in accordance with the provisions of this Agreement. Within 60 days after restrictions on some or all of the Stock have lapsed, the Company shall issue to Grantee a stock certificate representing those shares of Stock that have become unrestricted.

     5. ACKNOWLEDGEMENTS AND REPRESENTATION OF GRANTEE. In connection with Grantee’s receipt of the Restricted Shares, Grantee hereby acknowledges the following:
          A. Further Limitations on Disposition. Grantee understands and acknowledges that Grantee may not make any sale, assignment, transfer or other disposition (including transfer by gift or operation of law) of all or any portion of the Restricted Shares except in accordance with this Agreement. Further, Grantee agrees to make no sale, assignment, transfer or other disposition of all or any portion of the Restricted Shares unless there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or Grantee has obtained an opinion of the Company’s counsel that such disposition does not require registration under the Securities Act of 1933.
          B. Section 83(b) Election. Grantee understands that Section 83 of the Internal Revenue Code of 1986, as amended (“Code”) taxes as ordinary income the difference between the amount paid for the Restricted Shares and the Fair Market Value of the Restricted Shares as of the date any restrictions on the Restricted Shares lapse. In this context, “restriction” means the restrictions set forth in Section 3 hereof. Grantee understands that Grantee may elect to be taxed at the time the Restricted Shares are granted rather than when and as the Restricted Shares vest by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days from the Date of Grant. Grantee understands that failure to make this filing timely shall result in the recognition of ordinary income by Grantee on the Fair Market Value of the Restricted Shares at the time such restrictions lapse.
THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE GRANTEE’S BEHALF.
     6. FEDERAL AND STATE TAXES. Grantee may incur certain liabilities for Federal, state, or local taxes in connection with the grant of the Restricted Shares hereunder, and the Company may be required by law to withhold such taxes. Upon determination of the year in which such taxes are due and the determination by the Company of the amount of taxes required to be withheld, Grantee shall pay an amount equal to the amount of Federal, state, or local taxes required to be withheld to the Company. If Grantee fails to make such payment in a timely manner, the Company may withhold and set-off against compensation payable to Grantee the amount of such required payment.
     7. ADJUSTMENT OF SHARES. The number of Restricted Shares issued to Grantee pursuant to this Agreement shall be adjusted by the Committee pursuant to Section 11(c) of the Plan.
     8. AMENDMENT OF AGREEMENT. This Agreement may only be amended with the written approval of Grantee and the Company.
     9. GOVERNING LAW. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance, or otherwise, by the laws of the State of Arizona, without regard to conflicts-of-laws principles that would require the application of any other law.
     10. SEVERABILITY. If any provision of this Agreement, or the application of any such provision to any person or circumstance, is held to be unenforceable or invalid by any court of competent jurisdiction or under any applicable law, the parties hereto shall negotiate an equitable adjustment to the provisions of this Agreement with the view to effecting, to the greatest extent possible, the original purpose and intent of this Agreement, and in any event, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.
     11. ENTIRE AGREEMENT. This Agreement constitutes the entire, final, and complete agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, promises, understandings, negotiations, representations, and commitments, both written and oral, between the parties hereto with respect to the subject matter hereof. Neither party hereto shall be bound by or liable for any statement, representation, promise, inducement, commitment, or understanding of any kind whatsoever not expressly set forth in this Agreement.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and Grantee has signed this Agreement, in each case as of the day and year first written above.

ZILA, INC.

By:

Its:

GRANTEE:

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